Exhibit 99.1

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

CFO Review

Monte S. Johnson

[LOGO]

Ciprico Proprietary

6

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this news release are forward-looking and should be read in conjunction with cautionary statements in Ciprico’s SEC filings, reports to stockholders and other news releases. Such forward-looking statements, which reflect our current view of expected improvements for fiscal 2006 and beyond, sustainable growth, and other future events and financial performance, involve known and unknown risks that could cause actual results and facts to differ materially from those expressed in the forward-looking statements for a variety of reasons.  These risks and uncertainties include, but are not limited to: (i) competitive factors, including pricing pressures; (ii) variability in quarterly sales; (iii) economic trends generally and in various markets; (iv) general economic conditions; (v) market acceptance and unanticipated risks associated with introducing new products and features; (vi) sales and distribution issues, (vii) dependence on suppliers, (viii) limited backlog and (vi) other events and important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission (SEC). Investors should take such risks into account when making investment decisions. Future SEC filings, future press releases and oral or written statements made by us or with our approval, which are not statements of historical fact, may also contain forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date on which they were made, and except as required by law, we assume no obligation to update any forward-looking statements. Although we believe that the expectations reflected in these statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

7

FY 05 Comparative Operating Results

in 000’s	FY 05	FY 04
Revenues	13,213	18,081
Cost of sales	8,434	11,929
Gross profit	4,779	6,152
%	36.2%	34.0%
Operating expenses
Research and development	3,467	5,154
Sales and marketing	2,792	4,597
General and administrative	1,812	1,705
Restructuring	(291)	2,500
Total operating expenses	7,780	13,956
Operating loss	(3,001)	(7,804)
Other income	562	426
Loss before income taxes	(2,439)	(7,378)
Income taxes	—	—
Net loss	(2,439)	(7,378)
Net loss per share	$(0.51)	$(1.56)

8

Balance Sheet Comparison

	September 30,
in 000’s	2005	2004
Cash & Investments	16,091	21,340
Accounts Receivable	1,126	1,665
Inventory Less Reserve	1,724	1,330

Current Liabilities	3,540	4,305
Stockholders’ Equity	18,632	20,857

9

FY06 Q1 Results

in 000’s	Q1 FY06	Q1 FY05
Revenues	3,511	3,018
Cost of sales	2,157	1,924
Gross profit	1,354	1,094
%	38.6%	36.2%
Operating expenses
Research and development	886	840
Sales and marketing	786	573
General and administrative	537	246
Restructuring	—	(466)
Total operating expenses	2,209	1,193
Operating loss	(855)	(99)
Other income	161	120
Earnings (loss) before income taxes	(694)	21
Income taxes	—	—
Net income (loss)	(694)	21
Net income (loss) per share	$(0.14)	$—

10

Balance Sheet Comparison

	December 31,
in 000’s	2005	2004
Cash & Investments	15,232	20,580
Accounts Receivable	1,529	1,324
Inventory Less Reserve	1,870	1,736

Current Liabilities	4,027	3,492
Stockholders’ Equity	18,079	20,902

11

CEO Remarks

James W. Hansen

[LOGO]

12

Digital images change everything

•                  Who creates content

•                  How it’s managed

•                  How it’s distributed

•                  How it’s archived

13

What does this mean for Ciprico?

•                  Explosive markets

•                  Sales channel development still in its infancy

•                  Growing acceptance

•                  Products introduced in past 12 months = 70% of sales

•                  Improving efficiency

•                  Product and service roadmaps that will drive both growth and sustainability

14

Explosive markets

•                        Pre-media workflow

•                        Video content creation

•                        Broadcast / Video on demand / Military

•                        Digital cinema workflow

15

Annual capacity projections by digital content value chain segment

[CHART]

®  2005 Coughlin Associates

16

Growing acceptance

•                  4Gbit product line (MediaVault 4105/4110/4210)

•                  Announced in April – by year-end was approximately 30% of shipments

•                  DiMeda™

•                  1724 introduced for broadcast

•                  First 10Gbit Ethernet storage solution

•                  FlexSTORE™

•                  Initial licenses

•                  By September, nearly all revenues will be from products introduced in past 24 months

17

Improving efficiency

•                  Improving margins – efficacy of R&D efforts

•                  Dramatically improved operations cost/unit

•                  Increasing sales & marketing costs, but at 50% of historical levels

•                  Contained administrative costs

18

Product and service roadmaps

•                  Product

•                  Raid 6 and expandable 4Gbit product line increases potential served markets and deepens penetration in existing markets

•                  10Gbit Ethernet product opens new markets

•                  Infiniband Bridge opens potential new markets in digital cinema and HPC – and will be base of future product offerings

•                  Near Line Archives using these technologies – opens us to larger installations

•                  Services

•                  MediaVault Services

•                  FlexSTORE™ Services

19

MediaVault Services

•                  What is MediaVault Services?

•                  Why is there an opportunity?

•                  How large is the opportunity?

•                  Initial introduction

20

FlexSTORE™ Services

•                  What is FlexSTORE™ Services?

•                  Why is there an opportunity?

•                  How large is the opportunity?

•                  Initial customer wins

21

Our promise to investors

•                  Growth

•                  Sustainable profitability

22